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                                                                   EXHIBIT 10.19

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE TRANSFERABLE WITHOUT COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH LAWS UNLESS AN EXEMPTION OR EXCLUSION FROM REGISTRATION IS AVAILABLE.


                             WORKING CAPITAL NOTE


$6,000,000                                                December 21, 1995



     FOR VALUE RECEIVED, on or before January 1, 1999 (unless extended pursuant to a Working Capital Commitment Extension Request under Section 2.2 of the Secured Credit Agreement hereinafter referred to, in which event this Note shall mature on or before the Working Capital Loan Termination Date), the undersigned hereby promises to pay to the order of First Source Financial LLP, an Illinois registered limited liability partnership ("Lender") at the principal office of The First National Bank of Chicago in Chicago, Illinois the principal amount of SIX MILLION AND NO/100 Dollars ($6,000,000) or, if less, the aggregate unpaid principal amount of all Working Capital Loans made by Lender pursuant to the Secured Credit Agreement hereinafter referred to (as shown in the records of Lender or, at Lender's option, on the schedule attached hereto and any continuation thereof).

     The undersigned promises to pay interest on the unpaid principal amount of each Working Capital Loan from the date of such Working Capital Loan until such Working Capital Loan is paid in full, payable at such rate(s) and at such time(s), as provided in the Secured Credit Agreement hereinafter referred to.

     This Note evidences indebtedness incurred under, and is entitled to the benefits of, that certain Secured Credit Agreement dated as of the date hereof (and, if amended, all amendments thereto) among the undersigned and Lender (herein called the "Secured Credit Agreement"), to which Secured Credit Agreement reference is hereby made for a statement of the terms and provisions under which this Note may be paid prior to its due date or its due date accelerated. Reference is hereby made to the Secured Credit Agreement relating to reductions in the principal amount of this Note. Terms used but not otherwise defined herein are used herein as defined in the Secured Credit Agreement hereinabove referred to.

     This Note is secured pursuant to the Secured Credit Agreement and the Related Documents referred to therein, and reference is made thereto for a statement of terms and provisions.

     In addition to and not in limitation of the foregoing and the provisions of the Secured Credit Agreement hereinabove referred to, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

     This Note is made under and governed by the laws of the State of Illinois without regard to conflict of laws principles.

                                   GENERAL MANUFACTURED HOUSING, INC.
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                                   By:     /s/  Gary M. Brost
                                      ---------------------------------
                                        Gary M. Brost
                                        President

                                   2255 Industrial Boulevard
                                   Waycross, Georgia  31501
                                   Attention:     Samuel P. Scott
                                   Telecopy:      (912) 285-1397
                                   Telephone      (912) 285-5065